[BlonderTongue Laboratories, Inc. Logo]
                                                             One Jake Brown Road
                                                       Old Bridge, NJ 08857-1000
                                               (732) 679-4000 Fax (732) 679-4353
                                                           www.blondertongue.com

For Immediate Release:                          Contact: James A. Luksch
November 8, 2004                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

      BLONDER TONGUE ANNOUNCES RESTATEMENT OF CERTAIN FINANCIAL STATEMENTS

OLD BRIDGE,  NEW JERSEY,  November 8, 2004 - Blonder Tongue  Laboratories,  Inc.
(AMEX:  "BDR")  today  announced  that  it is in  the  process  of  preparing  a restatement of certain past financial statements.  Due to accounting adjustments in 2001  and  2002  that are  described  in more  detail  below,  the  financial statements of the Company for the following  periods  should no longer be relied upon:

o    Audited consolidated financial statements as of December 31, 2001, 2002 and
     2003 and for each of the years in the three year period ended  December 31,
     2003, and

o    Unaudited  consolidated  balance  sheets as of March 31,  2004 and June 30,
     2004.

The Company intends to file amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the subsequent Quarterly Reports on Form
10-Q for the  quarters  ended  March 31,  2004 and June 30,  2004 to restate the financial  statements and related information  contained therein. On November 2,
2004, the Company's Audit Committee agreed with  management's  recommendation to restate the financial statements of the Company for these periods.

The Company's  restatement  arises from a determination  that a vendor's account payable balance was incorrectly  recorded in 2001 and 2002.  Certain amounts due to this vendor related to inventories received that were not correctly recorded, and resulted in accounts payable being understated. These incorrect amounts also resulted  in the  understatement  of cost of goods  sold in 2001 and  2002,  the overstatement of net income in 2001 and the  understatement  of net loss in 2002 and 2003. The effect of these entries, net of taxes, on the financial statements of the Company is  summarized  below and will be set forth in greater  detail in the amended  Form 10-K and Forms 10-Q that are  expected to be filed in November
2004.

The  following   table  sets  forth  selected  line  items  from  the  Company's consolidated  statement of operations  that are affected by the restatement on a restated basis and as previously reported:

                                                          (In thousands, except per-share amount)
                    For the Year Ending                For the Year Ending             For the Year Ending
                      December 31, 2003                  December 31,2002             December 31, 2001
                  ------------------------             -----------------------        ------------------------------
                          As                  As
                       restated          reported          restated        reported
                         ------------    ---------------    --------------   --------------
-------------     --------------

Cost of goods sold                     $25,948             $25, 948          $34,718         $ 34,195    $37,460          $36,928
Provision (benefit) for
    income taxes                          (318)                (691)              43              221        509              704
Net (loss) earnings                     (3,122)              (2,749)          (6,802)          (6,457)       880            1,217

Basic and diluted earnings
    (loss) per share                     (0.41)               (0.36)           (0.89)           (0.84)      0.12             0.16

The effect on the 2002 and 2003  quarters  will be reflected in the amended Form
10-K for the fiscal year ended December 31, 2003.

The  following   table  sets  forth  selected  line  items  from  the  Company's consolidated  balance sheet that are affected by the  restatement  on a restated
basis and as previously reported:

                                                                         (In thousands)

                                At December 31, 2003               At December 31, 2002                 AtDecember 31, 2001

                                As                  As             As                As               As                 As

                                restated          reported       restated         reported         restated           reported
                                ------------    -------------    --------------    --------------- --------          ---------
Deferred income
    taxes (current)            $  2,279       $   2,279        $ 2,231           $ 1,858            $1,551          $  1,746
Accounts payable                  2,731           1,676          1,943               888             7,204             6,672

Retained earnings                12,187          13,242         15,309            15,991            22,111            22,448

As previously reported in the Company's Form 10-Q for the quarter ended June 30,
2004, the Company  reclassified  certain inventory not anticipated to be sold in the next  twelve  months,  as  non-current.  This  procedure  was applied to the
December 31, 2003 balance sheet during the second  quarter of 2004.  The amended
Form 10-K for the fiscal year ended  December 31, 2003 and the amended Form 10-Q for the  quarter  ended March 31,  2004,  will also  reflect  this change to the
December 31, 2003 and March 31, 2004 balance sheets.

The  Company  has  concurrently  filed a  current  report  on Form  8-K with the
Securities and Exchange Commission with respect to the anticipated restatements.

Founded  in 1950,  Blonder  Tongue  Laboratories  is a  leading  U.S.  designer, manufacturer,  and  supplier  of  a  comprehensive  line  of  broadband  systems equipment and technical  engineering  services for Voice, Video and Data service providers.  With  optimized  technologies,  simplified  deployment and qualified technical  assistance,  the service provider reduces costs,  increases  customer satisfaction and increases profitability. For more information regarding Blonder
Tongue   or  its   products,   please   visit   the   Company's   Web   site  at
www.blondertongue.com or contact the Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended  December 31, 2003 (See Item 1: Business and Item 7:  Management's  Discussion  and Analysis of Financial  Condition  and
Results of  Operations),  and other  filings  with the  Securities  and Exchange
Commission are incorporated herein by reference. The words "believe",  "expect",
"anticipate",   "project",  and  similar  expressions  identify  forward-looking statements.  Readers  are  cautioned  not  to  place  undue  reliance  on  these forward-looking  statements,  which reflect management's analysis only as of the date hereof.  Blonder Tongue  undertakes no obligation to publicly  revise these forward-looking  statements to reflect events or circumstances  that arise after the date hereof. Blonder Tongue's actual results may differ from the anticipated results or other  expectations  expressed in Blonder Tongue's  "forward-looking"
statements.